UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

Reign Sapphire Corporation

(State or other jurisdiction of incorporation)

Delaware	333-204486	47-2573116
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

9465 Wilshire Boulevard, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 457-3772

____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.03.       Material Modification to Rights of Security Holders.

On March 17, 2017, the Company held an annual meeting of its shareholders. At the annual meeting, the majority shareholders of the Company approved an amendment to the articles of incorporation, authorizing one share of Series A Preferred stock, which would be issued to Joseph Segelman. The share of Series A Preferred stock shall vote together as a single class with the holders of the Company’s common stock, and the holders of any other class or series of shares entitled to vote with the common stock, with the holder of the Series A Preferred stock being entitled to fifty-one percent (51%) of the total votes on all such matters regardless of the actual number of shares of Series A Preferred stock then outstanding, and the holders of the common stock and any other shares entitled to vote shall be entitled to their proportional share of the remaining forty-nine percent (49%) of the total votes based on their respective voting power. The share of Series A Preferred stock shall not be entitled to receive any distributions in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary. The share of Series A Preferred stock shall not be eligible to receive dividends. The class of Series A Preferred stock shall be automatically cancelled ten (10) years after the initial issue date of such Series A Preferred stock.

On May 19, 2017, the Company received the file stamped certificate of amendment from the state of Delaware, which lists an effective date of March 20, 2017. On May 23, 2017, the Company issued the share of Series A Preferred stock to Joseph Segelman, which will allow Mr. Segelman to maintain fifty-one percent (51%) voting control of the Company regardless of how many shares of common stock are issued and outstanding. The file stamped certificate of amendment is included as exhibit 3.1 to this Form 8-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit
Number	Description

3.1	Amended Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIGN SAPPHIRE CORPORATION

Date: May 24, 2017	By:	/s/ Joseph Segelman
Joseph Segelman, Chief Executive Officer